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EXHIBIT 10.39

                          CONFIDENTIAL TREATMENT REQUESTED

    CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR THE PORTIONS OF THIS AGREEMENT
          MARKED [*].  THE OMITTED PORTIONS OF THIS AGREEMENT HAVE BEEN FILED
                 SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

                          REVOLVING CREDIT PROMISSORY NOTE
                                    (INVENTORY)


$500,000.00                                                      March 2, 1998

FOR VALUE RECEIVED, on or before May 28, 1999 ("Maturity Date"), the undersigned and if more than one, each of them, jointly and severally (hereinafter referred to as "Borrower"), promises to pay to the order of [*] ("[*]") at its offices in [*], [*], at [*], [*], [*], [*], the principal amount of FIVE HUNDRED THOUSAND AND NO/100 DOLLARS ($500,000.00) ("Total Principal Amount"), or such amount less than the Total Principal Amount which is outstanding from time to time if the total amount outstanding under this Revolving Credit Promissory Note ("Note") is less than the Total Principal Amount, together with interest at the rate set forth below on such portion of the Total Principal Amount which has been advanced to Borrower from the date advanced until paid.

INTEREST RATE. The unpaid principal amount of this Note shall bear interest at a fluctuating rate per annum which shall from day to day be equal to the lesser of (a) the Maximum Rate (as hereinafter defined), or (b) a rate ("Contract Rate"), calculated on the basis of the actual days elapsed but computed as if each year consisted of 360 days, equal to the sum of (i) the Base Rate of interest ("Base Rate") as established from time to time by [*] (which may not be the lowest, best or most favorable rate of interest which [*] may charge on loans to its customers) plus (ii) two percent (2.0%) each change in the rate to be charged on this Note to become effective without notice to Borrower on the effective date of each change in the Maximum Rate or the Base Rate, as the case may be; provided, however, in no event shall the Contract Rate be less than seven percent (7.0%) per annum; provided, further that if at any time the Contract Rate shall exceed the Maximum Rate, thereby causing the interest on this Note to be limited to the Maximum Rate, then any subsequent reduction in the Base Rate shall not reduce the rate of interest on this Note below the Maximum Rate until the total amount of interest accrued on this Note equals the amount of interest which would have accrued on this Note if the Contract Rate had at all times been in effect. The term "Maximum Rate", as used herein, shall mean at the particular time in question the maximum rate of interest which, under applicable law, may then be charged on this Note. If such maximum rate of interest changes after the date hereof, the Maximum Rate shall be automatically increased or decreased, as the case may be, without notice to Borrower from time to time as of the effective date of each change in such maximum rate. If applicable law ceases to provide for such a maximum rate of interest, the Maximum Rate shall be equal to the Base Rate, plus six and one-half percent (6.5%).

REPAYMENT TERMS. The principal of and all accrued but unpaid interest on this Note shall be due and payable as follows:

          (a) interest shall be due and payable monthly as it accrues, commencing on the 15th day of March, 1998 and continuing on the 15th day of each successive month thereafter during the term of this Note; and

          (b) the outstanding principal balance of this Note, together with all accrued but unpaid interest, shall be due and payable on the Maturity Date.

Borrower authorizes [*] to effect all payments due under this Note and to collect all sums due hereunder (whether by acceleration or otherwise) by debiting Borrower's account number [*] at [*] (the "Debit Account") through the Automated Clearing House system ("ACH"). Such authorization shall not affect the obligations of Borrower to make all payments when due hereunder. If on any payment date there are insufficient funds in the Debit Account to make such payments in full, Borrower agrees to pay [*] on demand a $100.00 manual processing fee. All payments of principal or interest on this Note shall be made in lawful money of the United States of America in immediately available funds, and, if such payments are not made via ACH, shall be made at [*]'s address indicated above, or such other place as the holder of this Note shall designate in writing to Borrower. If any payment of principal of or interest on this Note shall become due on a day which is not a Business Day (as hereinafter defined), such payment shall be made on the next succeeding Business Day and any such extension of time shall be included in computing interest in connection with such payment. As used herein, the term "Business Day" shall mean any day other than a Saturday, Sunday or any other day on which [*]'s office in [*], [*]is closed. All regularly scheduled payments of the indebtedness evidenced by this Note shall be applied first to any accrued but unpaid interest then due and payable hereunder and then to the principal amount then due and payable. The books and records of [*] shall be prima facie evidence of all outstanding principal of and accrued and unpaid interest on this Note. To the extent that any interest is not paid on or before the fifth day after it becomes due and payable, [*] may, at its option, add such accrued interest to the principal of this Note. Notwithstanding anything herein to the contrary, upon an Event of Default (as hereinafter defined) or at maturity, whether by acceleration or otherwise, all principal of this Note shall, at the option of [*], bear interest at a fixed rate equal to 18% per annum until paid.

PREPAYMENT PENALTY. Borrower may from time to time prepay all or any portion of the outstanding principal balance of this Note without premium or penalty; provided, however, if (a) the outstanding principal balance hereof is prepaid in full, and (b) Borrower notifies [*] of Borrower's intention to terminate financing under this Note prior to the Maturity Date, then, in addition to such principal prepayment, there shall be due and owing by Borrower at such time a
prepayment penalty equal to 3.0% of the Total Principal Amount.   Furthermore,
should Borrower notify [*] of Borrower's intention to voluntarily terminate the Purchase Agreement (as hereinafter defined), it shall be deemed notification by Borrower to [*] of Borrower's intention to voluntarily terminate financing under this Note and to prepay this Note in full on the same day of the effective date of termination of the Purchase Agreement, such prepayment to be subject to the terms and conditions of the foregoing prepayment penalty. Notwithstanding the foregoing, in the event the [*] Base Rate exceeds the Bank One, [*], N.A. Base Rate by more than 100 basis points for more than 30 consecutive days (the "Rate Termination Event"), Seller shall have the right for 30 days after such event to terminate this Agreement without payment of the termination fee; provided, however, Seller must notify [*] in writing of its intention to so terminate within 10 days after the occurrence of a Rate Termination Event.

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LOAN DOCUMENTS.  This Note is subject to the terms and conditions set forth in that certain Loan Agreement dated May 29, 1997 by and between Borrower and [*], as may be amended from time to time (the "Loan Agreement). This Note, the Loan Agreement and all other documents evidencing, securing, governing, guaranteeing and/or pertaining to this Note are hereinafter collectively referred to as the "Loan Documents". The holder of this Note is entitled to the benefits and security provided in the Loan Documents.

ADVANCES. Subject to the terms of the Loan Agreement, Borrower may request advances and make payments hereunder from time to time, provided that it is understood and agreed that the aggregate principal amount outstanding from time to time hereunder shall not at any time exceed the Total Principal Amount. The unpaid balance of this Note shall increase and decrease with each new advance or payment hereunder, as the case may be. This Note shall not be deemed terminated or canceled prior to the Maturity Date, although the entire principal balance hereof may from time to time be paid in full. Subject to the terms of this Note and the other Loan Documents, Borrower may borrow, repay and reborrow hereunder.

PURPOSE. Borrower agrees that no advances under this Note shall be used for personal, family or household purposes, and that all advances hereunder shall be used solely for business, commercial, investment or other similar purposes.

EVENT OF DEFAULT. Borrower agrees that upon the occurrence of any one or more of the following events of default ("Event of Default"):

          (a) failure of Borrower to pay when due any installment of principal of or interest on this Note or on any other indebtedness now or hereafter owing by Borrower to [*]; or

          (b) the occurrence of any event of default specified in any of the other Loan Documents; or

          (c) the occurrence of an event of default or the breach of any term or covenant under that certain Revolving Account Transfer and Purchase Agreement (Batch) dated March 2, 1998 between [*], Borrower and Surgx Corporation, as may be amended from time to time (the "Purchase Agreement") or if the Purchase Agreement terminates or is terminated by either party for any reason; or

          (d) the bankruptcy or insolvency of, the assignment for the benefit of creditors by, or the appointment of a receiver for any of the property of, or the liquidation, termination, dissolution or death or legal incapacity of Borrower;

the holder of this Note may, at its option, without further notice or demand,
(i) declare the outstanding principal balance of and accrued but unpaid interest on this Note at once due and payable, (ii) refuse to advance any additional amounts under the Note, (iii) foreclose all liens securing payment hereof, (iv) pursue any and all other rights, remedies and recourses available to the holder hereof, including but not limited to any such rights, remedies or recourses under the other Loan Documents, at law or in equity, or
(v) pursue any combination of the foregoing. The failure to exercise the option to accelerate the maturity of this Note or any other right remedy or recourse available to the holder hereof upon the occurrence of an Event of Default hereunder shall not constitute a waiver of the right of the holder of this Note to exercise the same at that time or at any subsequent time with respect to such Event of Default or any other Event of Default. The rights, remedies and recourses of the holder hereof, as provided in this Note and in any of the other Loan Documents, shall be cumulative and concurrent and may be pursued separately, successively or together as often as occasion therefore shall arise, at the sole discretion of the holder hereof. The acceptance by the holder hereof of any payment under this Note which is less than the payment in full of all amounts due and payable at the time of such payment shall not (i) constitute a waiver of or impair, reduce, release or extinguish any right, remedy or recourse of the holder hereof, or nullify any prior exercise of any such right, remedy or recourse, or (ii) impair, reduce, release or extinguish the obligations of any party liable under any of the other Loan Documents as originally provided herein or therein.

COMPLIANCE WITH USURY LAWS. This Note and the other Loan Documents are intended to be performed in accordance with, and only to the extent permitted by, all applicable usury laws. Accordingly, notwithstanding any provision to the contrary in this Note or any of the other Loan Documents, in no event whatsoever shall this Note or any of the other Loan Documents require the payment or permit the payment, taking, reserving, receiving, collection or charging of any sums constituting interest under applicable laws which exceed the maximum amount permitted by such laws. If any such excess interest is called for, contracted for, charged, taken, reserved, or received in connection with this Note or any of the other Loan Documents, or in any communication by [*] or any other person to Borrower or any other person, or in the event all or part of the principal or interest shall be prepaid or accelerated, so that under any of such circumstances or under any other circumstance whatsoever the amount of interest contracted for, charged, taken, reserved, or received on the amount of principal actually outstanding from time to time under this Note or any of the other Loan Documents shall exceed the maximum amount of interest permitted by applicable usury laws, then in any such event it is agreed as follows: (i) the provisions of this Section shall govern and control; (ii) neither Borrower nor any other person or entity now or hereafter liable for payments under this Note or any of the other Loan Documents shall be obligated to pay the amount of such interest to the extent such interest is in excess of the maximum amount of interest permitted by applicable usury laws; (iii) any such excess which is or has been received notwithstanding this Section shall be credited against the then unpaid principal balance of this Note and the other Loan Documents or, if this Note or any of the other Loan Documents has been or would be paid in full by such credit, refunded to Borrower, and (iv) the provisions of this Note or any of the other Loan Documents, and any communication to Borrower, shall immediately be deemed reformed and such excess interest reduced, without the necessity of executing any other document, to the maximum lawful rate allowed under applicable laws as now or hereafter construed by courts having jurisdiction hereof or thereof. Without limiting the foregoing, all calculations of the rate of interest contracted for, charged, taken, reserved, or received in connection herewith which are made for the purpose of determining whether such rate exceeds the maximum lawful rate shall be made to the extent permitted by applicable laws by amortizing, prorating, allocating and spreading during the period of the full term of this Note or any of the other Loan Documents, including all prior and subsequent renewals and extensions, all interest at any time contracted for, charged, taken, reserved, or received. The terms of this Section shall be deemed to be incorporated into every other Loan Document.

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Borrower and [*] agree that Chapter [*] of the [*] Finance Code, formerly
Chapter [*] of the [*] Revised Civil Statutes (which regulates certain revolving loan accounts and revolving tri-party accounts) shall not apply to any revolving loan accounts created under this Note or maintained in connection therewith.

To the extent that the interest rate laws of the State of [*] are applicable to this Note, the applicable interest rate ceiling is the indicated (weekly) ceiling determined in accordance with Article [*] of the [*] Revised Civil Statutes, as amended, and, to the extent that this Note is deemed an open end account as such term is defined in Article [*] of the [*] Revised Civil Statutes, as amended, [*] retains the right to modify the interest rate in accordance with applicable law. As used in this Note, the term "applicable law" means the laws of the State of [*] laws or the United States of America, whichever laws allow the greater interest, as such laws now exist or may be changed or amended or come into effect in the future.

COSTS OF COLLECTION; WAIVERS. If this Note is placed in the hands of an attorney for collection, or is collected in whole or in part by suit or through probate, bankruptcy or other legal proceedings of any kind, Borrower agrees to pay, in addition to all other sums payable hereunder, all costs and expenses of collection, including but not limited to reasonable attorneys' fees. Borrower and any and all endorsers and guarantors of this Note severally waive presentment for payment, notice of nonpayment, protest, demand, notice of protest, notice of intent to accelerate, notice of acceleration and dishonor, diligence in enforcement and indulgences of every kind and without further notice hereby agree to renewals, extensions, exchanges or releases of collateral, taking of additional collateral indulgences or partial payments, either before or after maturity.

RENEWAL AND EXTENSION. This Note is given in renewal and extension, but not extinguishment, of all amounts left owing and unpaid under that certain Revolving Credit Promissory Note dated May 29, 1997 executed and delivered by Borrower and payable to the order of [*] in the stated principal amount of $1,500,000.00.

GOVERNING LAW; VENUE; SUBMISSION TO JURISDICTION. THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF [*] WITHOUT GIVING EFFECT TO THE PRINCIPLES OF CONFLICTS OF LAWS THEREOF. THIS
NOTE IS PERFORMABLE IN [*], [*].  BORROWER AGREES THAT [*], SHALL BE
THE EXCLUSIVE VENUE FOR LITIGATION OF ANY DISPUTE OR CLAIM ARISING UNDER OR RELATING TO THIS NOTE, AND THAT SUCH COUNTY IS A CONVENIENT FORUM IN WHICH TO DECIDE ANY SUCH DISPUTE OR CLAIM. BORROWER CONSENTS TO THE PERSONAL JURISDICTION OF THE STATE AND FEDERAL COURTS LOCATED IN [*], [*] FOR THE LITIGATION OF ANY SUCH DISPUTE OR CLAIM. BORROWER IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

WAIVER OF JURY TRIAL. BORROWER HEREBY IRREVOCABLY WAIVES, TO THE MAXIMUM EXTENT PERMITTED BY LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY AT ANY TIME ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS NOTE OR ANY TRANSACTION CONTEMPLATED HEREBY OR ASSOCIATED HEREWITH.

FINAL AGREEMENT. THIS NOTE AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN [*] AND BORROWER WITH RESPECT TO THE TRANSACTIONS CONTEMPLATED HEREIN AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

                                            BORROWER:


                                            ORYX TECHNOLOGY CORP.

                                            By:    ________________________

                                            Name:  Philip Micciche

                                            Title: Chief Executive Officer


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